Exhibit 10.22.13

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

AMENDMENT NO. 13 TO MASTER REPURCHASE AGREEMENT

This Amendment No. 13 to Master Repurchase Agreement, dated as of June 6, 2019 (this “Amendment”), by and among Nomura Corporate Funding Americas, LLC (“Buyer”) and Finance of America Reverse LLC f/k/a Urban Financial of America, LLC (the “Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of April 2, 2015 (the “Existing Repurchase Agreement”; as amended by Amendment No. 1 to Master Repurchase Agreement, dated as of July 7, 2015, Amendment No. 2 to Master Repurchase Agreement dated as of March 31, 2016, Amendment No. 3 to Master Repurchase Agreement dated as of January 17, 2017, Amendment No. 4 to Master Repurchase Agreement dated as of March 30, 2017, Amendment No. 5 to Master Repurchase Agreement dated as of November 22, 2017, Amendment No. 6 to Master Repurchase Agreement dated as of December 6, 2017, Amendment No. 7 to Master Repurchase Agreement dated as of February 28, 2018, Amendment No. 8 to Master Repurchase Agreement dated as of June 5, 2018, Amendment No. 9 to Master Repurchase Agreement dated as of August 20, 2018, Amendment No. 10 to Master Repurchase Agreement dated as of September 26, 2018, Amendment No. 11 to Master Repurchase Agreement dated as of January 7, 2019, Amendment No. 12 to Master Repurchase Agreement dated as of February 22, 2019 and this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Existing Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the introductory paragraph to the definition of “Asset Value” therein in its entirety and replacing it with the following:

“Asset Value” shall mean, with respect to (x) each Eligible Mortgage Loan other than Home Safe Loan, as of any date of determination, the product of (i) the related Purchase Price Percentage with respect to such Eligible Mortgage Loan and (ii) the lesser of (A) the Adjusted Principal Balance, (B) with respect to Pool Eligible HECM Loans and Non-assignable Buyouts, the Market Value of such Pool Eligible HECM Loans or Non-assignable Buyouts, as applicable (expressed as a percentage of par and subject to modification pursuant to the terms below), and (C) with respect to Assignable Buyouts, the related Maximum Claim Amount, (y) each Home Safe Loan, as of any date of determination, the lower of (I) the product of (i) the applicable Purchase Price Percentage for such Home Safe Loan and (ii) the Market Value of such Home Safe Loan (expressed as a percentage of par and subject to modification pursuant to the terms below) and (II) the product of the Home Safe Percentage and the Adjusted Principal Balance of such Home Safe Loan, and (z) each related Ginnie Mae Security, the Purchase Price of the Pooled Loans swapped for such Ginnie Mae Security, and thereafter, except where Buyer and Seller mutually agree otherwise, such Asset Value decreased by the amount without duplication, of any cash and Income received by Buyer and applied to reduce the Purchase Price pursuant hereto. Without limiting the generality of the foregoing, Seller acknowledges that the Asset Value of a Purchased Asset may be reduced to zero by Buyer, or such other valuation as determined by Buyer in its sole discretion, if:

SECTION 2. New Definitions. The Existing Repurchase Agreement is hereby amended by adding the following definitions in proper alphabetical order:

“Home Safe Percentage” shall mean, with respect to any Home Safe Loan, [***]; provided that with respect to any Home Safe Loan that is a Home Safe Select LOC Loan, such percentage shall automatically be (x) reduced by [***] on the date on which such Home Safe Loan becomes subject to a Transaction for a period of [***] (whether or not consecutive) and (y) further reduced by an additional [***] every [***] thereafter while such Home Safe Loan remains subject to a Transaction (whether or not consecutive).

“Home Safe Select LOC Loan” shall have the meaning set forth in the Pricing Side Letter.

“Repurchase Price Adjustment Amount” shall mean, for each Purchased Asset that is a Home Safe Select LOC Loan, on any Repurchase Price Adjustment Date, an amount equal to the positive difference (if any) between (i) the related Repurchase Price (excluding any amounts calculated pursuant to clause (B) of the definition thereof) for such Purchased Asset as of such Repurchase Price Adjustment Date minus (ii) the Asset Value of such Purchased Asset calculated as of such Repurchase Price Adjustment Date.

“Repurchase Price Adjustment Date” shall mean, with respect to any Purchased Asset that is a Home Safe Select LOC Loan, each date (if any) on which a reduced Purchase Price Percentage and/or Home Safe Percentage is applicable to such Purchased Asset pursuant to the Pricing Side Letter or this Agreement, as applicable, as a result of an increase to the number of days that such Purchased Asset is subject to a Transaction (whether or not consecutive).

SECTION 3. Repurchase Price Adjustment. Section 3 of the Existing Repurchase Agreement is hereby amended by adding the following paragraph (i) immediately following paragraph (h) thereof:

(i) Repurchase Price Adjustment. If, as of any date of determination, a Repurchase Price Adjustment Date occurs with respect to any Purchased Asset that is a Home Safe Select LOC Loan, Seller shall remit the related Repurchase Price Adjustment Amount to Buyer within two (2) Business Days of such Repurchase Price Adjustment Date.

SECTION 4. Representations and Warranties. Schedule 1-A of the Existing Repurchase Agreement is hereby amended by deleting paragraph (l) thereof in its entirety and replacing it with the following:

(l) No Construction Loans; HELOCs; Co-ops; Commercial Loans. No Mortgage Loan (i) was made in connection with the construction or rehabilitation of a Mortgaged Property where construction loan proceeds are still being disbursed; (ii) was made in connection with facilitating the trade-in or exchange of a Mortgaged Property; (iii) (x) is an open-ended home equity line of credit, unless such Mortgage Loan is a Home Safe Select LOC Loan or (y) second lien home equity line of credit or (iv) is made to a private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a proprietary lease. No portion of any Mortgaged Property related to any Mortgage Loan is being used for commercial or mixed-use purposes.

SECTION 5. Conditions Precedent. This Amendment shall become effective as of the date hereof, subject to the satisfaction of the following conditions precedent:

(a) Buyer’s receipt of this Amendment, executed and delivered by the Seller and the Buyer, which is reasonably satisfactory to Buyer in form and substance; and

(b) Buyer’s receipt of Amendment No. 19 to Pricing Side Letter, executed and delivered by the Seller and the Buyer, which is reasonably satisfactory to Buyer in form and substance.

SECTION 6. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Counterparts may be delivered electronically.

SECTION 8. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Buyer

By:	/s/ Sanil Patel
Name: Sanil Patel
Title: Managing Director

Signature Page to Amendment No. 13 to Master Repurchase Agreement

FINANCE OF AMERICA REVERSE LLC f/k/a URBAN FINANCIAL OF AMERICA, LLC

By:	/s/ Robert Conway
Name: Robert Conway
Title: Treasurer

Signature Page to Amendment No. 13 to Master Repurchase Agreement